Exhibit 10.21

FIRST AMENDMENT OF THE

RESEARCH AND COMMERCIAL LICENSE OPTION AGREEMENT

The Parties to the Research and Commercial License Option Agreement of October 1, 2005 (“Agreement”), SANGAMO BIOSCIENCES, INC., a Delaware corporation having its principal place of business at Point Richmond Tech Center, 501 Canal Boulevard, Suite A100, Richmond, California 94804 (“Sangamo”), and DOW AGROSCIENCES LLC, a Delaware limited liability company having its principal place of business at 9330 Zionsville Road. Indianapolis, Indiana 46268 (“DAS”), hereby amend the Agreement as follows:

A. Section 1.50 is amended to read:

1.50 “Product Specific Invention” means an invention, whether patentable or not, that (a) is made by (i) Sangamo in carrying out the Research Program or Manufacturing ZFP Products for DAS or Sublicensees pursuant to Section 7.1 or (ii) DAS or its Affiliates or Sublicensees under this Agreement and (b) is specific to (i) a ZFP Product that is directed to a particular DNA sequence in a plant and solely useful for modifying the sequence or expression of a gene in such plant related to such DNA sequence, or (ii) the modified form of such DNA sequence (or the modified protein encoded by such modified DNA sequence) as found in the resulting Licensed Product, or (iii) the native form of the DNA sequence of Material provided by DAS pursuant to Section 10.8 or the protein encoded by such native DNA sequence.

B. The following Section 10.8 is added:

10.8 Exchange of Material for the Research Program

(a) Each Party may, from time to time, wish to supply to the other Party proprietary biological or chemical material and nucleic acid sequences (“Material”) under the terms and conditions of this Agreement for use in the Research Program. The supply of Material on or after the Amendment Execution Date (as defined below) shall be promptly confirmed by a writing describing the Material and the date of its exchange in the form of Exhibit G (attached hereto). Exhibit H lists all Materials exchanged prior to the Amendment Execution Date and the date of such exchange.

(b) For each supply of Material (other than ZFP Products supplied by Sangamo to DAS), the supplying Party grants to the receiving Party a non-exclusive right to use such Material for the sole purpose of work on the Research Program. DAS’ rights with respect to ZFP Products shall be as set forth in Article 2.

(c) Each Party shall only supply Material under this Section 10.8 that is the sole property or under the control of such Party. Each Party recognizes that no license is granted or implied to such Party with respect to the Material supplied by the other Party under this Section 10.8 unless otherwise provided in this Agreement.

(d) Except as authorized for the Research Program, the receiving Party shall not modify Material, nor have Material modified, shall not conduct any mode of action studies on Material, shall not reverse engineer Material, and shall use reasonable efforts to protect Material from access by Third Parties other than its employees or consultants who are obligated to hold Material in confidence. At the supplying Party’s option, the receiving Party shall either return to the supplying Party or destroy all remaining Material upon the earlier of completion of the Research Program or the supplying Party’s written request. The receiving Party shall not, without the written permission of the supplying Party, use the Material supplied hereunder as the basis for an application for a patent or other form of protection or registration covering the Material or its use.

C. Except as amended hereby, the Agreement shall remain in full force and effect. Those amendments made herein shall be effective retroactive to October 1, 2005.

IN WITNESS WHEREOF, the Parties have executed this First Amendment of the Research and Commercial License Option Agreement in duplicate originals by their proper officers as of August     , 2006 (the “Amendment Execution Date”).

SANGAMO BIOSCIENCES, INC.		DOW AGROSCIENCES LLC

By:	/s/ David G. Ichikawa	By:	/s/ William A. Kleschick
Name:	David G. Ichikawa	Name:	William A. Kleschick, Ph.D.
Title:	SVP Business Development	Title:	Global Leader Discovery Research November 7, 2006

Exhibit G

Material Transmittal Form

Pursuant to Article 10.8 of the Research and Commercial License Option Agreement

Name of DAS representative providing Material (print):

Signature of such DAS representative:

Date that Material is provided to Sangamo:

Project reference:

DESCRIPTION OF MATERIAL:

Exhibit H

Transferred Materials

Name of the person supplying the material	Date material transferred to Sangamo	Project reference	Description of material

Stephen Novak/ Manju Gupta	4-Mar-06	EPSPS project	Nucleic acid sequences of four EPSPS paralogs for designing ZFNs

Stephen Novak/ Manju Gupta	18-May-06	EPSPS project	Clones of EPSPS paralogs for creating reporter lines in 293 kidney cells

Stephen Novak/ Manju Gupta	16-May-06	No sat canola	Total genomic DNA (100 ug) of canola Nexera 710 variety

Stephen Novak/ Manju Gupta	14-Aug-06	No sat canola	Total RNA extracted from canola Nex710 immature seeds 5, 10, 15 and 20 day after flowering (DAF). Total RNA were either treated or un-treated with DNasel for RACE (random amplification of cDNA ends) analysis to determine the length of 5’ untranslated regions (UTR)

Stephen Novak/ Manju Gupta	16-Aug-06	No sat canola	1) ~ 1 g Immature green seeds of Nex710 from 10 DAF 2) 10-15 g leaves (shipped in dry ice) of Nex710 for nuclei isolation toward determining DNasel hypersensitive sites for ZFP-TF designs

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